UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010

A.C. Moore Arts & Crafts, Inc.
 (Exact name of registrant as specified in its charter)

Pennsylvania	000-23157	22-3527763
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 A.C. Moore Drive, Berlin, NJ	08009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 768-4930

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2010, the Board of Directors of A.C. Moore Arts & Crafts, Inc. (the “Company”) approved retention awards for the Company’s senior officers to ensure that they are aligned with shareholders’ interests by limiting the retention risk. The senior officers included in the retention award are Joseph A. Jeffries, Chief Executive Officer, David Abelman, Executive Vice President, Chief Merchandising and Chief Marketing Officer, David Stern, Executive Vice President, Chief Financial Officer and Chief Administrative Officer, and Amy Rhoades, Senior Vice President and General Counsel. The retention award for Mr. Jeffries is an equity award. The retention awards for Mr. Abelman, Mr. Stern and Ms. Rhoades are composed of a mix of cash and equity.

Mr. Jeffries was granted 125,000 shares of performance accelerated restricted stock (“PARS”) which vest in three equal annual installments beginning on the first anniversary of the date of grant or upon the Company’s achievement of certain financial performance targets.

Mr. Abelman, Mr. Stern and Ms. Rhoades will each receive a cash award on December 31, 2011 equal to 55% of current base salary, contingent on continuous full-time employment with the Company and continuing to meet performance expectations. The amount of the award for each of these officers is: Mr. Abelman — $198,000; Mr. Stern — $181,500; and Ms. Rhoades — $115,500.
The award vests automatically and is payable earlier than December 31, 2011 upon a change in control (as defined in the Company’s 2007 Stock Incentive Plan, as amended (the “2007 Stock Incentive Plan”)).

Each of Mr. Abelman and Mr. Stern were granted 50,000 PARS and 75,000 stock-settled stock appreciation rights (“SARs”). Ms. Rhoades was granted 25,000 PARS and 50,000 SARs. The PARS vest in three equal annual installments beginning on the first anniversary of the date of grant or upon the Company’s achievement of certain financial performance targets. The SARs vest in three equal annual installments beginning on the first anniversary of the date of grant, have an exercise price of $2.07 (the Nasdaq closing price on December 14, 2010, the date of grant) and expire after seven years. All equity grants were made under the 2007 Stock Incentive Plan which provides for automatic vesting and exercisability upon a change in control.

The summary of the cash retention award to Mr. Abelman, Mr. Stern and Ms. Rhoades is not intended to be complete, and is qualified in its entirety by reference to the form of cash retention award agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of cash retention award agreement, dated December 14, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. MOORE ARTS & CRAFTS, INC.

Date: December 16, 2010

By: /s/ Amy Rhoades
       Name: Amy Rhoades
       Title: Senior Vice President and General Counsel

Exhibits

Exhibit No.	Description
10.1	Form of cash retention award agreement, dated December 14, 2010.